SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 2, 1998

                          SOUTHERN MINERAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Nevada                      0-8043                 36-2068676
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File Number)           Identification No.)

     1201 Louisiana Street, Suite 3350
              Houston, Texas                             77002
 (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (713) 658-9444

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On July 2, 1998, 779776 Alberta Ltd., a Canadian private corporation incorporated under the Business Corporations Act (Alberta) and wholly owned subsidiary of Southern Mineral Corporation, a Nevada corporation ("SMC"), completed the cash tender offer (the "Acquisition") for all of the outstanding common shares (the "Shares") of Neutrino Resources, Inc., a Canadian public oil and gas corporation incorporated under the Business Corporations Act (Alberta) ("Neutrino"), pursuant to that certain Cash Offer by Alberta. Neutrino was a oil and gas company principally engaged in the business of acquiring petroleum and natural gas rights and the exploration, development and production of petroleum and natural gas in western Canada. The Shares were listed and posted for trading on the Toronto Stock Exchange.

        The terms and conditions of the Acquisition are more fully described in the Cash Offer by Alberta, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     FINANCIAL STATEMENTS OF ACQUIRED BUSINESS.

        The financial statements of Neutrino for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)     PRO FORMA FINANCIAL INFORMATION.

        The PRO FORMA financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Form 8-K not later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

(c)     EXHIBITS.

2.1 Cash Offer by Alberta to purchase all of the outstanding Common Shares of Neutrino at a price of $1.80 (Canadian) per Common Share, dated
        May 29, 1998.

99.1    Joint Press Release, dated June 23, 1998, issued by SMC and Neutrino.

                                       2
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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SOUTHERN MINERAL CORPORATION

Date: July 17, 1998                         By: /s/ JAMES H. PRICE
                                                    James H. Price
                                                Vice President-Finance
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                                INDEX TO EXHIBITS

EXHIBITS.

2.1 Cash Offer by Alberta to purchase all of the outstanding Common Shares of Neutrino at a price of $1.80 (Canadian) per Common Share, dated
        May 29, 1998.

99.1    Joint Press Release, dated June 23, 1998, issued by SMC and Neutrino.